Exhibit 99.1
D-Wave Announces Redemption of Public Warrants

PALO ALTO, Calif. – October 20, 2025 – D-Wave Quantum Inc. (NYSE: QBTS) (“D-Wave” or the "Company"), a leader in quantum computing systems, software, and services and the world’s first commercial supplier of quantum computers, today announced that the Company is redeeming all of the Company’s outstanding public warrants (the “Warrants”) to purchase shares of the Company’s common stock, at 5 p.m. New York City Time on November 19, 2025 (the “Redemption Date”), for a redemption price of $0.01 per Warrant (the “Redemption Price”), in accordance with the terms of the Company’s warrant agreement.

As of October 17, 2025, approximately 5 million Warrants were outstanding. Holders of the Warrants may exercise their Warrants at any time from the date of this release until 5 p.m. New York City Time on the Redemption Date by contacting their broker. Any unexercised Warrants outstanding as of 5 p.m. New York City Time on the Redemption Date will be void and no longer exercisable and their holders will have no rights with respect to those Warrants, except to receive the Redemption Price. If all of the outstanding Warrants are exercised, approximately 7.2 million shares of common stock will be issued that will result in less than 2.1% dilution to existing shareholders.

The redemption of the Warrants will streamline D-Wave’s capital structure. As a result of the redemption, the Company expects November 17, 2025 to be the last day on which the Warrants will be traded on the New York Stock Exchange.

Additional details regarding the redemption, including terms of the Warrants and procedures for exercise, are provided in the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) today.

None of the Company, its board of directors or its employees has made or is making any representation or recommendation to any holder of the Warrants as to whether to exercise or refrain from exercising any Warrants.

Holders of Warrants should direct any questions concerning exercising their Warrants to their broker or to the Warrant Agent at: Equiniti Trust Company, LLC, P.O. Box 500, Newark, NJ 07101, Attention: Reorg Department, Email: ReorgWarrants@equiniti.com, and general questions concerning the redemption to the Company’s investor relations team at ir@dwavesys.com.

No Offer or Solicitation
This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any offer of any of the Company’s securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. We are the world’s first commercial supplier of quantum computers, and the only company building both annealing and gate-model quantum computers. Our mission is to help customers realize the value of quantum, today. Our quantum computers — the world’s largest — feature QPUs with sub-second response times and can be deployed on-premises or accessed through our quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations trust D-Wave with their toughest computational challenges. With over 200 million problems submitted to our quantum systems to date, our customers apply our technology to address use cases spanning optimization, artificial intelligence, research and more. Learn more about realizing the value of quantum computing today and how we’re shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking, as defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties, and other factors that may cause actual results to differ materially from the information expressed or implied by these forward-looking statements and may not be indicative of future results. These forward-looking statements include, but are not limited to, statements regarding the redemption of the Warrants. These forward-looking statements are subject to a number of risks and uncertainties, including, among others, various factors beyond management’s control, including the risks set forth under the heading “Risk Factors” discussed under the caption “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K or any updates discussed under the caption “Item 1A. Risk Factors” in Part II of our Quarterly

Reports on Form 10-Q and in our other filings with the SEC. Undue reliance should not be placed on the forward-looking statements in this press release in making an investment decision, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Media Contact:
Alex Daigle
media@dwavesys.com